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                                                                   Exhibit 10.56

                                   ADDENDUM TO
                              PRODUCTION AGREEMENT
                                     BETWEEN
                             MILLER BREWING COMPANY
                                       AND
                             BOSTON BEER CORPORATION

     THIS ADDENDUM, made as of the 31st day of August, 2006, supplements and modifies the Amended and Restated Production Agreement (the "Agreement") dated as of November 1, 1998 between Miller Brewing Company ("Miller"), successor-in-interest to The Stroh Brewery Company, and Boston Beer Corporation ("Boston Beer"), successor-in-interest to Boston Beer Company Limited Partnership, as amended and modified by letter agreement dated September 9, 2000.

     WHEREAS, Boston Beer has been brewing and packaging Beer Products under the Agreement as an alternating proprietor at the breweries owned and operated by Miller;

     WHEREAS, the requirements for operating as an alternating proprietor have been modified pursuant to Industry Circular 2005-2 promulgated by the Alcohol and Tobacco Trade and Tax Bureau of the U.S. Department of the Treasury (the "TTB"), which, in turn, have required certain clarifications and/or changes to be made in the administration of the relationship between the Parties in order for Boston Beer to continue to operate at Miller's breweries as an alternating proprietor; and

     WHEREAS, this Addendum is intended only to affect those processes or procedures as are necessary for Boston Beer to continue to brew and package its Beer Products under an alternating proprietorship approved by the TTB at Miller's breweries and is not intended to otherwise affect the existing contractual relationship or the economic arrangement between the Parties;

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Addendum, the parties, intending to be legally bound, hereby agree as follows:

1. It is the intention of the Parties that Miller will alternate proprietorship of Miller's brewery located in Eden, North Carolina (the "Eden Brewery") with Boston Beer so that Boston Beer will function as the brewer when the Beer Products are brewed and packaged at the Eden Brewery. Miller shall give Boston Beer access to the Eden Brewery and shall make available to Boston Beer its production personnel to allow Boston Beer to produce such volume of Boston Beer's proprietary Beer Products as has been agreed to by the Parties in the Agreement. All Beer Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs. Boston Beer shall have ultimate responsibility and authority over every detail of the production process for Beer Products at the Brewery, with such responsibility and authority as to those


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     parameters affecting beer taste and quality to be the same as if Boston
     Beer were the owner of the Brewery. Boston Beer shall monitor and review the practices and procedures of Miller in the production and packaging of Beer Products and periodically inspect the Brewery. Miller acknowledges that Boston Beer shall be afforded unrestricted 24-hour access to the portion of the facility where Boston Beer's records are separately maintained and the warehouse area where Beer Products are stored, and shall be afforded access to the Miller facility during the time(s) that Boston Beer production requests are being processed. The Beer Products shall be separated and identifiable from the beer products by Miller for itself or other brewers at all stages, including prior to fermentation, during fermentation, during cellar storage and as finished beer after production and before removal from the Brewery.

2. Miller has dedicated and will continue to maintain a space in the Eden Brewery where Boston Beer's records of operations and all other associated records are kept separate and apart from corresponding Miller records, pursuant to powers of attorney issued by Boston Beer to Miller employees.

3. The Price paid by Boston Beer to Miller for allowing Boston Beer access to the Brewery and use of Miller's employees for the production of the Beer Products at the Brewery, includes compensation for Miller's employees, overhead, profit, and other costs, including lab tests, cleaning, brewing and filtration processing aids, packaging glues, shrink wrap, packaging process supplies and the like, incurred by Miller in the production of packaged Beer Products suitable for shipment by truck.

          (a) The Price does not include the cost of raw materials (such as hops, malt and flavorings), ingredients and packaging materials used in the production of the Beer Products, which costs shall be borne directly by Boston Beer.

          (b) Further, the Price excludes any federal and state excise taxes (but specifically excluding any taxes in the nature of a tax on income or profits), which shall be paid by Boston Beer.

4. Miller shall issue a Bill of Sale in substantially the same form as attached hereto as Exhibit A for all raw materials, ingredients and other recipe materials used in the brewing of the Beer Products, including but not limited to hops, malt, and flavorings at the beginning of the manufacturing process, at which time title to all such brewing materials shall pass to and thereafter be the property solely and exclusively of Boston Beer and shall be segregated and identified as such at the brewery. The consideration for this sale and conveyance of the Production Materials will be incorporated into the lump sum charge to Boston Beer for the production of Beer Products at the Eden Brewery, which will be invoiced and paid by Boston Beer when the production of the malt beverage is completed pursuant to this Addendum and the underlying Production Agreement between Miller and Boston Beer.

5. Boston Beer shall bear the risk of loss for the packaging materials, raw materials, ingredients and other recipe materials used by Boston Beer in producing the Beer


                                       -2-

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     Products, Beer Products in process and finished goods, except where losses arise as a result of gross negligence or willful misconduct of Miller.

6. It is understood that, consistent with the concept of an alternating proprietorship, Boston Beer's request to produce its Beer Products should not be referred to as "production orders" but, rather, "production requests." Therefore, wherever the words "minimum order" appears in the Agreement they shall be understood to mean "minimum production request."

7. The Parties shall cooperate in taking such other actions, including modification of this Addendum, if so required by the TTB in order for Boston Beer to maintain its alternating proprietorship at the Eden Brewery. In the event Boston Beer is not able to maintain its alternating proprietorship or directly due to the Addendum, experiences a material adverse change in its costs to produce, package and ship its Beer Products at the Eden Brewery or such other Miller brewery where Boston Beer produces its Beer Products pursuant to the Agreement, Boston Beer may, in its sole discretion, terminate this Addendum to the Agreement upon thirty (30) days written notice to Miller.

8. In the event that Miller exercises its right to transfer the production of the Beer Products to another brewery in accordance with the terms of the Agreement, the terms and conditions of this Addendum shall apply to such brewery.

9. Except for the changes enumerated above, all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Miller and Boston Beer have executed this Addendum to the Agreement as of the date first above written.

                                        MILLER BREWING COMPANY


                                        By: /s/ Michael T. Jones
                                            ------------------------------------
                                            Michael R. Jones, Senior VP
                                            General Counsel


                                        BOSTON BEER CORPORATION


                                        By: /s/ C. James Koch
                                            ------------------------------------
                                            C. James Koch, Chairman

                                    EXHIBIT A

                                  BILL OF SALE

     THIS BILL OF SALE is given this ___ day of _________, 20__, by MILLER BREWING COMPANY ("Seller") to BOSTON BEER CORPORATION ("Purchaser").

     Seller has bargained and sold and with this Bill of Sale conveys to Purchaser the raw materials, ingredients and packaging materials to be used by Purchaser in the brewing and packaging of a specified malt beverage product, which raw materials and ingredients and other recipe materials are listed and described on Schedule A attached to this Bill of Sale (the "Production Materials"). The specific malt beverage product/brand for which title to these Production Materials are hereby transferred is also identified on Exhibit A.

     The consideration for this sale and conveyance of the Production Materials is incorporated into a lump sum charge to Purchaser for the production of specific malt beverage products at the brewing facility owned by Seller, which will be paid by Purchaser to Seller when the production of the malt beverage is completed pursuant to the Production Agreement between Seller and Purchaser (the "Agreement"). Subject to the Agreement, the unconditional obligation of Purchaser to pay to Seller the assigned costs of the Production Materials is confirmed by Purchaser by the beginning of the manufacturing process to produce the malt beverage product for which the Production Materials are purchased from the Seller.

     Seller has caused this Bill of Sale to be executed by its duly authorized representative as of the day and year first above written.

                                        MILLER BREWING COMPANY


                                        By:
                                            ------------------------------------
                                        Typed Name:
                                                    ----------------------------
                                        Title:
                                               ---------------------------------


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

                                   SCHEDULE A

                              PRODUCTION MATERIALS

                              ____________________
                                 (product/brand)

           Material                 Quantity            Cost
           --------             ----------------   -------------
1  - ________________________   ________________    ____________

2  - ________________________   ________________    ____________

3  - ________________________   ________________    ____________

4  - ________________________   ________________    ____________

5  - ________________________   ________________    ____________

6  - ________________________   ________________    ____________

7  - ________________________   ________________    ____________

8  - ________________________   ________________    ____________

9  - ________________________   ________________    ____________

10 - ________________________   ________________    ____________

                                      Total Cost   $____________


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